UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 23, 2013

CINCINNATI BELL INC.

(Exact Name of Registrant as Specified in its Charter)

Ohio	001-8519	31-1056105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 East Fourth Street

Cincinnati, OH 45202

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (513) 397-9900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 – DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Departure of Certain Directors and Officers

On January 23, 2013, in connection with the previously announced initial public offering of the common stock of CyrusOne Inc. (“CyrusOne”), which was consummated on January 24, 2013, Gary J. Wojtaszek resigned all of his positions with Cincinnati Bell Inc. (the “Company”), effective as of January 23, 2013. Prior to his resignation, Mr. Wojtaszek served on the board of directors of the Company and, prior to that, served as the Company’s Chief Financial Officer. Mr. Wojtaszek was appointed President of the Company’s data center business in August 2011. He is President and Chief Executive Officer and a member of the board of directors of CyrusOne.

Effective January 23, 2013, Alex Shumate, a director of the Company, also resigned from its board of directors in connection with CyrusOne’s initial public offering.

Compensatory Arrangements of Certain Directors and Officers

Resignation Letter with Gary J. Wojtaszek

On January 23, 2013 (the “Resignation Date”), the Company entered into a Resignation Letter by and between the Company and Gary J. Wojtaszek in connection with his resignation (the “Resignation Letter”). Pursuant to the terms of the Resignation Letter Mr. Wojtaszek will not be entitled to any severance payments under the Amended and Restated Employment Agreement by and between him and the Company, as amended (the “Prior Employment Agreement”) as a result of his resignation. Awards previously granted to Mr. Wojtaszek that were scheduled to vest according to their terms in connection with the closing of the CyrusOne initial public offering (including awards granted under the Company’s Technology Solutions/Data Center Program) are unaffected by the terms of the Resignation Letter and will continue to vest and become payable in accordance with their terms. However, any other awards that remain unvested as of the Resignation Date will be forfeited. In addition, Mr. Wojtaszek remains eligible to receive an annual incentive bonus award in accordance with and under the terms of the Company’s annual incentive plan and the applicable award agreement for fiscal year 2012.

In exchange for his full waiver and release of claims and covenant not to sue contained in the Resignation Letter, Mr. Wojtaszek will (within 10 days of the day the release becomes effective according to the terms of the Resignation Letter) be paid a lump-sum cash payment of $450,815, subject, in each case, to all applicable and required withholdings.

Mr. Wojtaszek remains subject to (i) confidentiality and intellectual property covenants indefinitely and (ii) non-competition, non-solicitation and non-interference covenants for a period of one year, in each case, following his resignation and as provided in the Prior Employment Agreement. Mr. Wojtaszek’s employment by or service to CyrusOne or any of its subsidiaries or affiliates will not be a breach of his non-competition, non-solicitation and non-interference obligations under Prior Employment Agreement, as provided in the Resignation Letter.

This description of the Resignation Letter is qualified in its entirety by reference to the Resignation Letter, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Exhibit Description

10.1	Resignation Letter, dated as of January 23, 2013, by and between Cincinnati Bell Inc. and Gary J. Wojtaszek.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 28, 2013	CINCINNATI BELL INC.

	By:	/s/ Christopher J. Wilson
Christopher J. Wilson
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Resignation Letter, dated as of January 23, 2013, by and between Cincinnati Bell Inc. and Gary J. Wojtaszek.